Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162695) of our report dated June 20, 2023, with respect to the financial statements and supplemental schedules of Old Dominion 401(k) Retirement Plan included in this Annual Report on Form 11-K for the year ended December 31, 2022.

/s/ FORVIS, LLP

High Point, North Carolina
June 20, 2023